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                                                                    EXHIBIT 99.1

PRESS RELEASE
SOURCE: ACS, Inc.

ACS ANNOUNCES COMPLETION OF REDEMPTION OF 4%
CONVERTIBLE NOTES

DALLAS, March 15 /PRNewswire-FirstCall/ -- ACS (NYSE: ACS - news), a premier provider of business process and information technology outsourcing solutions, announced today that it has completed its previously announced redemption of its 4% Convertible Subordinated Notes due March 15, 2005 (the "Notes"). Holders of all of the outstanding Notes converted prior to the March 15, 2002 redemption date and as a result of such conversions 10,780,887 shares of ACS' Class A Common Stock were issued to such holders.

ACS, a Fortune 1000 company with more than 30,000 people in 35 countries, provides business process and information technology outsourcing solutions to world-class commercial and government clients. The company's Class A Common Stock trades on the New York Stock Exchange under the symbol "ACS". ACS makes technology work. Visit ACS on the Internet at http://www.acs-inc.com/ .

The statements in this news release that do not directly relate to historical facts constitute forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties, many of which are outside the Company's control. As such, no assurance can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Factors could cause actual results to differ materially from such forward-looking statements. For a description of these factors, see the Company's prior filings with the Securities and Exchange Commission, including the most recent Form 10-K. ACS disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future event, or otherwise.